SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 28, 2009

Communication Intelligence Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of Principal Executive Offices)

(Zip Code)

(650) 802-7888
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                     Entry into a Material Definitive Agreement
Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
Item 3.02                     Unregistered Sales of Equity Securities
Item 5.02(e)                Compensatory Arrangements of Certain Officers

Summary of New Financing Transaction

On May 28, 2009, Communications Intelligence Corporation (the “Company”) executed documents and closed a financing transaction under which the Company raised capital through the issuance of new secured indebtedness and equity and modified the terms of certain existing secured indebtedness and equity (collectively, the “New Financing Transaction”).

In the New Financing Transaction, the Company received an aggregate of $1.1 million from Phoenix Venture Fund LLC (“Phoenix”), Michael Engmann and certain entities controlled by Mr. Engmann (each a “New Loan” and collectively, the “New Loans”) through the issuance of secured promissory notes (each a “New Note” and collectively, the “New Notes”) (Phoenix, Mr. Engmann and certain entities controlled by Mr. Engmann are referred to herein individually as a “New Lender” and collectively as the “New Lenders”).  In conjunction with the New Loans, the Company also issued warrants to the New Lenders to purchase an aggregate of 18,333,333 shares of Common Stock (these warrants, together with warrants issued as replacements for certain existing warrants being canceled in the New Financing Transaction as described in greater detail below, each a “New Warrant” and collectively the “New Warrants”).  Additionally, the Company paid $22,000 and issued a warrant to SG Phoenix LLC, an affiliated entity of Phoenix, to purchase 3,947,917 shares of Common Stock in connection with administrative services provided by SG Phoenix (the “Administrative Agent Warrant”).  The Company also modified the maturity date for approximately $3.7 million of existing Company secured indebtedness, extending the maturity date from June 5, 2010 to December 31, 2010.  Lastly, the Company modified the warrant coverage for the Company’s indebtedness from its previous financing transaction consummated on June 5, 2008, such that warrants previously exercisable for an aggregate of 26,494,666 shares of the Company’s Common Stock at an exercise price of fourteen cents ($0.14) per share have been canceled, and replaced by warrants now exercisable for an aggregate of 61,820,884 shares of the Company’s Common Stock at an exercise price of six cents ($0.06) per share (these replacement warrants are also referred to herein as “New Warrants”).  The Company may use the proceeds from the New Loans to pay the Company’s indebtedness and accrued interest on that indebtedness, for working capital and general corporate purposes, in each case in the ordinary course of business, and to pay fees and expenses in connection with the New Financing Transaction, which are expected not to exceed $200,000.

Summary of Previous Financing Transaction

On June 5, 2008, the Company entered into a Credit Agreement (the “Credit Agreement”) and a Pledge and Security Agreement (the “Pledge Agreement”), with Phoenix, Michael Engmann and Ronald Goodman (each a “Lender” and collectively the “Lenders”).  Under the terms of the Credit Agreement, the Company received an aggregate of three million dollars ($3,000,000) and refinanced $637,500 of existing indebtedness and accrued interest on that indebtedness (individually, a “Loan” and collectively, the “Loans”).  The Loans were represented by secured promissory notes (each a “Note” and collectively, the “Notes”), which provided for interest at eight percent (8%) per annum and which, at the option of the Company, could be paid in cash or in kind and matured two (2) years from issue date, or June 5, 2010.  Under the terms of the Pledge Agreement, the Company and its subsidiary, CIC Acquisition Corp., granted the Lenders a first priority security interest in and lien upon the collateral, as set forth in the Pledge Agreement, and the Company granted to Lenders a pledge of all outstanding shares of capital stock of CIC Acquisition Corp.

Under the terms of the Credit Agreement and in partial consideration for the Lenders’ respective Loans made pursuant to the terms of the Credit Agreement as described above, the Company issued to each Lender a warrant to purchase up to the number of shares of the Company’s Common Stock obtained by dividing the amount of such Lender’s Loan by 0.14 (each a “Warrant” and collectively, the ‘Warrants”).  A total of 25,982,143 shares of the Company’s Common Stock were issuable upon exercise of the Warrants.  The Warrants issued were exercisable until June 30, 2011, with an exercise price of fourteen cents ($0.14) per share. The Company had the ability under the Credit Agreement to issue additional Warrants if the Company exercised its option to make interest payments on the Loans in kind.

In connection with the closing on June 5, 2008, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Purchase Agreement, in exchange for the cancellation of another $995,000 in principal and $45,000 of interest accrued thereon of the Company’s then-existing indebtedness, the Company issued to the holders of such indebtedness (each an “Investor” and collectively, the “Investors”) an aggregate of 1,040,000 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Preferred Shares”).  Under the terms of the Registration Rights Agreement, the Company was obligated to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and issuable upon exercise of the Warrants.

Amendments to Agreements, Notes, and Warrants from Previous Financing Transaction in New Financing Transaction

In connection with the New Financing Transaction, the Credit Agreement from the previous financing transaction has been amended, such that the Notes for the Loans have been canceled and the New Notes have been issued both to replace the canceled Notes and to evidence the New Loans.  Thus, for those New Notes being issued to Lenders from the previous financing transaction, the principal amount of the New Note for each such Lender will include both the outstanding principal amount for the existing Loan for such Lender and the principal amount of any New Loan.  New Notes were also issued to parties who did not participate in the previous financing transaction.  The New Notes bear interest at eight percent (8%) per annum which, at the option of the Company, may be paid in cash or in kind.  The canceled Notes had a maturity date of June 5, 2010 and the New Notes have a maturity date of December 31, 2010.

As described above, in connection with the New Financing Transaction, the Company issued to each holder of a New Note a New Warrant to purchase up to the number of shares of the Company’s Common Stock obtained by dividing the principal amount of the New Loan by 0.06.  Based on the Company having received $1.1 million in New Loans from Phoenix, Michael Engmann and certain entities controlled by Mr. Engmann, the Company issued New Warrants to purchase an aggregate of 18,333,333 shares.   The New Warrants will be exercisable until June 30, 2012.  In addition, as described above, the Company issued to each Lender in the previous financing transaction a Warrant to purchase the number of shares of the Company’s Common Stock obtained by dividing the amount of such Lender’s Loan by 0.14.  As provided for under the Credit Agreement, the Company also exercised its option to pay an aggregate amount of $71,754 in accrued interest on the Loans in kind for the Company’s fiscal quarter ended March 31, 2009, and issued the warrants to purchase an aggregate of 512,523 shares at an exercise price of $0.14 per share on such amount (each a “PIK Warrant” and collectively, the “PIK Warrants”).  In connection with the New Financing Transaction, the existing warrant coverage has been amended, such that the existing Warrants and PIK Warrants have now been canceled, and New Warrants have been issued as replacement for the canceled Warrants and PIK Warrants.  The canceled Warrants and PIK Warrants, which were previously exercisable for an aggregate of 26,494,666 shares of the Company’s Common Stock at an exercise price of fourteen cents ($0.14) per share, have been canceled and replaced by New Warrants to purchase an aggregate of 61,820,884 shares of the Company’s Common Stock at an exercise price of six cents ($0.06) per share.  These New Warrants are partially exercisable from May 28, 2009 to June 30, 2009 with respect to an aggregate of 25,982,143 shares of Common Stock, which is the number of shares represented by the original Warrants from the previous financing transaction, and fully exercisable from June 30, 2009 until June 30, 2012.  The aggregate number of shares issuable upon exercise of the New Warrants and the Administrative Agent Warrant is 84,102,134.

In connection with the New Financing Transaction, the Registration Rights Agreement from the previous financing transaction has also been amended to provide the New Lenders and Lenders certain rights to demand registration of shares issuable upon exercise of New Warrants.

Solicitation of Stockholder Approval for Increase in Number of Authorized Shares of Common Stock Under Company’s Certificate of Incorporation

The Company is seeking stockholder approval to increase the number of authorized shares of Common Stock in order to allow for the exercise of all New Warrants and the Administrative Agent Warrant at its annual meeting of stockholders to be held on June 30, 2009.  The Company’s proxy statement issued in connection with this meeting was mailed to stockholders on or about May 28, 2009.  In the event that the stockholders do not approve the increase in the number of authorized shares of Common Stock as requested by the Company in the proxy statement, it will result in the occurrence of an event of default under the Credit Agreement, as amended.

Transactions With Related Persons

Certain parties to the Financing Transactions have a pre-existing relationship with the Company and, with respect to such parties, the Financing Transactions may be considered related party transactions.  As described above, Phoenix, Michael Engmann and certain entities controlled by Mr. Engmann are New Lenders in the Company’s New Financing Transaction.  Phoenix and Mr. Engmann were also Lenders in the Company’s previous financing transaction.

Under the Credit Agreement, as amended, the Company is prohibited from selling or otherwise disposing of material properties, assets or rights of the Company without the consent of the Lenders and New Lenders holding a majority of the aggregate principal amount of the Loans and New Loans, and Phoenix by itself holds such an amount of Loans and New Loans.  In connection with the New Financing Transaction, New Warrants to purchase an aggregate of 55,513,750 shares of the Company’s Common Stock have been issued to Phoenix both in connection with Phoenix’s New Loan and as replacements for canceled Warrants.  The Company also issued the Administrative Agent Warrant to SG Phoenix LLC, an affiliated entity of Phoenix, to purchase an additional 3,947,917 shares of Common Stock.  Phoenix’s New Warrants and the Administrative Agent Warrant are exercisable until June 30, 2012.  Lastly, in connection with the New Financing Transaction, SG Phoenix received a fee of $22,000 and the Company will pay certain legal fees and expenses of Phoenix’s law firm, not expected to exceed $128,000.

Prior to these transactions, in August 2007, the Company entered into a Securities Purchase and Registration Rights Agreement (the “2007 Purchase Agreement”) and related agreements and documents with Phoenix.  Under the terms of that transaction, the Company issued 21,500,000 shares of the Company’s Common Stock at a price per share of approximately $0.14, for an aggregate purchase price of $3,000,000. An advisory fee of $250,000 was paid to the managing member of Phoenix for services rendered in connection with the transaction. The Company was permitted under the terms of the 2007 Purchase Agreement to use up to $1,400,000 of the net proceeds to repay outstanding indebtedness.  As of the date hereof, Phoenix, directly or through one or more affiliates, owns 21,500,000 shares of Common Stock.  Pursuant to the terms of the 2007 Purchase Agreement, Phoenix has the right to appoint two Board observers.  Phillip Sassower, a principal of Phoenix, has been appointed by Phoenix as an observer.

Michael Engmann and certain entities controlled by Mr. Engmann are holders of the Company’s New Notes.  In the previous financing transaction, a portion of the Company’s indebtedness held by Mr. Engmann and certain entities controlled by Mr. Engmann, including accrued and unpaid interest on such indebtedness, was exchanged for Preferred Shares. As described above, the remainder of the indebtedness held by Mr. Engmann prior to the previous financing transaction, including accrued and unpaid interest through May 31, 2008 on the portion of such indebtedness not converted to Preferred Shares, was refinanced in the previous financing transaction pursuant to the Credit Agreement.  The debt so exchanged or refinanced in the Company’s previous financing transaction was originally issued in four transactions between August 2006 and June 2007 pursuant to certain Note and Warrant Purchase Agreements. The debt so exchanged, and the related Note and Warrant Purchase Agreements, were terminated in connection with the previous financing transaction.  In addition to the New Notes issued to Mr. Engmann and certain entities controlled by Mr. Engmann in the New Financing Transaction, Mr. Engmann and certain entities controlled by Mr. Engmann have been issued New Warrants to acquire up to 12,292,606 shares in the aggregate.  These New Warrants are exercisable until June 30, 2012.

Salary Reduction for Company’s Executive Officers.

Under the amendment to the Credit Agreement entered into in connection with the New Financing Transaction and certain related agreements between SG Phoenix and the Company, the Company proposed to the Lenders and the Lenders agreed that the Company would reduce the aggregate amount of salaries for the Company’s executive officers and all other employees by at least 13%.  All executive officers and employees volunteered to participate in order to achieve that percentage reduction.  The salary reductions were implemented for the pay period that commenced on June 1, 2009. These reductions will remain in effect until the Company has, for two consecutive fiscal quarters, positive cash flows from operating activities, as determined by the Company’s consolidated statements of cash flows filed with the Commission in connection with the Company’s quarterly or annual reports, as the case may be. The Company may grant to each of its executive officers or employees whose salary has been reduced options to purchase Common Stock of the Company with an aggregate value equivalent to the amount of the salary reduction for each such executive officer or employee, provided that such options have an exercise price equal to the closing market price of the Common Stock of the Company on the date of grant and are exercisable for not longer than three (3) years from the date of grant.

The Company has agreed to the following reductions in salaries for its executive officers:

NAME OF EXECUTIVE OFFICER	CURRENT ANNUAL ($)	AFTER REDUCTION ($)	AMOUNT OF REDUCTION ($)	REDUCTION PERCENTAGE
Guido DiGregorio	285,000.00	200,000.00	85,000.00	30%
Russel Davis	165,000.00	148,500.00	16,500.00	10%
Francis V. Dane	160,000.00	136,000.00	24,000.00	15%
TOTAL	610,000.00	484,500.00	125,500.00

Item 7.01                      Regulation FD Disclosure

On May 29, 2009, the Company issued a press release announcing closing of the Financing Transaction.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated May 29, 2009.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009	Communication Intelligence Corporation

	By:	/s/ Francis V. Dane

Francis V. Dane
Chief Financial Officer

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated May 29, 2009